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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement of JDS Uniphase Corporation on Amendment No. 1 to Form S-4 of our report dated July 20, 1999, except as to Note 14, which is as of July 27, 1999, relating to the financial statements of E-TEK Dynamics, Inc. ("E-TEK") as of June 30, 1998 and 1999 and for each of the three years in the period ended June 30, 1999, which report appears in E-TEK's Annual Report on Form 10-K for the fiscal year ended June 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP

San Jose, California

May 19, 2000